SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2007

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 227-1243

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Company has appointed Stefan Parker as Chief Financial Officer and Executive Vice President, Finance of the Company effective August 22, 2007. He will act as the Company’s principal financial officer and principal accounting officer. Mr. Parker previously was appointed interim Chief Financial Officer on July 9, 2007.

Mr. Parker joined the Company in 2005 as the Company’s Controller. Prior to joining the Company, Mr. Parker spent four years with Mechanical Technology, Inc. as Accounting Manager. Mr. Parker obtained his bachelors degree in finance from Siena College.

On August 22, 2007, the Company entered into an Employment Contract with Mr. Parker and a copy of this Contract is attached to this report as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits

The following exhibit is filed with this report on Form 8-K

10.29	Employment Contract between the Company and Stefan Parker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: August 24, 2007	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Corporate Secretary